UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 17, 2008

CHINA FORESTRY, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

0-25765
(Commission File Number)

87-0429748
(I.R.S. Employer Identification No.)

Room 517, No. 18 Building
Nangangjizhoing District, High-Tech Development Zone
Harbin, Heilongjiang Province, The People’s Republic of China
(Address of Principal Executive Offices) (Zip Code)

011-86 0451 87011257
(Registrant's Telephone Number, Including Area Code)

_____________________________________________
Former Name or Former Address, if changed since last report

This Current Report on Form 8-K is filed by China Forestry, Inc., a Nevada corporation (the “Registrant”), in connection with the items described below.

ITEM 8.01.      OTHER EVENTS

On December 17, 2008, the Registrant’s Board of Directors adopted and approved a Code of Ethics for directors, officers and employees of the Registrant.  A copy of the Code of Ethics is included as an exhibit to this report.

ITEM 9.01.      FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

Exhibit	Description
10.1	China Forestry, Inc. Code of Ethics

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

China Forestry, Inc.

By: /s/ Yuan Tian
Yuan Tian, Chief Executive Officer

DATED:  December 19, 2008